UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2024

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12822	58-2086934
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2002 Summit Boulevard, 15th Floor

Atlanta, Georgia 30319

(Address of principal executive offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BZH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Quarterly Report on Form 10-Q filed by Beazer Homes USA, Inc. (the “Company”) on August 1, 2024, John J. Kelley III was appointed to the Company’s Board of Directors (the “Board”), effective as of August 1, 2024. At the time of such filing, the Board had not made a determination regarding committee assignments for Mr. Kelley.

On August 6, 2024, the Board appointed Mr. Kelley as a member of the Board’s Human Capital Committee and Finance and Development Committee, effective immediately. Accordingly, this Current Report on Form 8-K is being filed to provide this information.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 12, 2024

BEAZER HOMES USA, INC.

By:	/s/ Michael A. Dunn
Michael A. Dunn
Senior Vice President, General Counsel and Corporate Secretary